Exhibit 23.5

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 16, 2012, with respect to the combined financial statements of Chengdu Jingxun Communications Co., Ltd and Ningbo Jingxun Communications Equipment Co., Ltd included in Amendment No. 9 to the Registration Statement (Form F-1) and related Prospectus of Loyalty Alliance Enterprise Corporation dated April 13, 2012.

/s/ Ernst & Young Hua Ming

Ernst & Young Hua Ming

Shenzhen, the People’s Republic of China

April 10, 2012